Exhibit 99.2

Effective in the first quarter of 2017, our management, including our chief executive officer, who is our chief operating decision maker, commenced managing our operations as four reportable segments in addition to our corporate operations and include:

Leasing: Represents our REIT operations and includes the results from our leasing programs, Uniti Leasing, which is engaged in the acquisition of mission-critical communications assets and leasing back to anchor customers on either an exclusive or shared-tenant basis.

Fiber Infrastructure: Represents the operations of Uniti Fiber, which is a leading provider of infrastructure solutions including cell site backhaul and dark fiber, to the telecommunications industry.

Towers: Represents the operations of our towers business, Uniti Towers, through which we acquire and construct tower and tower-related real estate in the United States and Latin America.

Consumer CLEC: Represents the operations of Talk America Services (“Talk America”) through which we operate the Consumer CLEC Business, that prior to the Spin-Off was reported as an integrated operation within Windstream. Talk America provides local telephone, high-speed internet and long distance services to customers in the eastern and central United States.

Corporate: Represents our corporate and back office functions. Certain costs and expenses, primarily related to headcount, insurance, professional fees and similar charges, that are directly attributable to operations of our business segments are allocated to the respective segments.

Management evaluates the performance of each segment using Adjusted EBITDA, which is a segment performance measure defined as net income determined in accordance with GAAP, before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, the impact, which may be recurring in nature, of transaction related expenses, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items.

The Company’s unaudited financial results by business segment presented below have been recast to conform to the current year presentation.

Three months ended March 31, 2016:

	Three months ended March 31, 2016
(Thousands)	Leasing	Fiber Infrastructure	Towers	Consumer CLEC	Corporate	Subtotal of Reportable Segments
Revenues	$168,613	$-	$28	$6,034	$-	$174,675

Adjusted EBITDA	$168,208	$-	$(302)	$1,332	$(3,529)	$165,709
Less:
Interest expense						66,049
Depreciation and amortization	85,403	-	30	814	93	86,340
Transaction related costs						3,910
Stock-based compensation						930
Income tax expense						444
Net loss						$8,036

Capital expenditures	$-	$-	$1,347	$-	$77	$1,424

Three and six months ended June 30, 2016:

	Three months ended June 30, 2016
(Thousands)	Leasing	Fiber Infrastructure	Towers	Consumer CLEC	Corporate	Subtotal of Reportable Segments
Revenues	$168,966	$13,776	$84	$5,747	$-	$188,573

Adjusted EBITDA	$168,629	$5,500	$(297)	$1,330	$(3,522)	$171,640
Less:
Interest expense						68,036
Depreciation and amortization	85,650	5,747	80	814	94	92,385
Transaction related costs						11,210
Stock-based compensation						1,217
Income tax expense						327
Net loss						$(1,535)

Capital expenditures	$-	$3,401	$4,564	$-	$63	$8,028

	Six months ended June 30, 2016
(Thousands)	Leasing	Fiber Infrastructure	Towers	Consumer CLEC	Corporate	Subtotal of Reportable Segments
Revenues	$337,579	$13,776	$112	$11,781	$-	$363,248

Adjusted EBITDA	$336,837	$5,500	$(599)	$2,662	$(7,051)	$337,349
Less:
Interest expense						134,085
Depreciation and amortization	171,053	5,747	110	1,628	187	178,725
Transaction related costs						15,120
Stock-based compensation						2,147
Income tax expense						771
Net loss						$6,501

Capital expenditures	$-	$3,401	$5,911	$-	$140	$9,452

Three and nine months ended September 30, 2016:

	Three months ended September 30, 2016
(Thousands)	Leasing	Fiber Infrastructure	Towers	Consumer CLEC	Corporate	Subtotal of Reportable Segments
Revenues	$169,366	$25,219	$159	$5,496	$-	$200,240

Adjusted EBITDA	$169,075	$9,273	$(258)	$1,213	$(3,627)	$175,676
Less:
Interest expense						70,522
Depreciation and amortization	86,007	9,701	106	814	95	96,723
Transaction related costs						9,315
Stock-based compensation						1,331
Income tax expense						128
Net loss						$(2,343)

Capital expenditures	$-	$6,877	$2,860	$-	$15	$9,752

	Nine months ended September 30, 2016
(Thousands)	Leasing	Fiber Infrastructure	Towers	Consumer CLEC	Corporate	Subtotal of Reportable Segments
Revenues	$506,945	$38,995	$271	$17,277	$-	$563,488

Adjusted EBITDA	$505,912	$14,773	$(857)	$3,875	$(10,678)	$513,025
Less:
Interest expense						204,607
Depreciation and amortization	257,059	15,448	216	2,443	282	275,448
Transaction related costs						24,435
Stock-based compensation						3,478
Income tax expense						899
Net loss						$4,158

Capital expenditures	$-	$10,278	$8,771	$-	$155	$19,204

For the year ended December 31, 2016 and the period from April 24, 2015 to December 31, 2015:

	Year ended December 31, 2016
(Thousands)	Leasing	Fiber Infrastructure	Towers	Consumer CLEC	Corporate	Subtotal of Reportable Segments
Revenues	$676,868	$70,568	$500	$22,472	$-	$770,408

Adjusted EBITDA	$675,114	$25,912	$(1,123)	$5,074	$(14,793)	$690,184
Less:
Interest expense						275,394
Depreciation and amortization	343,368	28,629	337	3,258	378	375,970
Transaction related costs						33,669
Stock-based compensation						4,846
Income tax expense						517
Net loss						$(212)

Capital expenditures	$-	$31,006	$15,262	$-	$175	$46,443

	Period from April 24, 2015 to December 31, 2015
(Thousands)	Leasing	Fiber Infrastructure	Towers	Consumer CLEC	Corporate	Subtotal of Reportable Segments
Revenues	$458,614	$-	$-	$17,700	$-	$476,314

Adjusted EBITDA	$457,704	$-	$-	$3,957	$(8,364)	$453,297
Less:
Interest expense						181,797
Depreciation and amortization	235,967	-	-	2,571	210	238,748
Transaction related costs						5,210
Stock-based compensation						1,934
Income tax expense						738
Net loss						$24,870

Capital expenditures	$43,077	$-	$-	$-	$1,336	$44,413

Total assets by business segment as of December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 are as follows:

(Thousands)	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Leasing	$2,434,639	$2,382,779	$2,329,897	$2,271,978	$2,238,517
Fiber Infrastructure	-	-	493,263	914,168	914,082
Towers	-	4,947	9,247	11,747	18,004
Consumer CLEC	14,721	14,958	14,722	14,355	14,239
Corporate	93,276	115,230	4,545	5,286	133,910
Total of reportable segments	$2,542,636	$2,517,915	$2,851,675	$3,217,534	$3,318,752